March 2022

Morgan Stanley Finance LLC

Pricing Supplement No. 4,324
Registration Statement Nos. 333-250103; 333-250103-01
Dated March 3, 2022
Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. Equities

Contingent Income Securities due March 7, 2024

Payments on the Securities Based on the Worst Performing of the Common Stock of DocuSign, Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying prospectus supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon (as well as any contingent monthly coupons for any prior monthly periods for which a contingent monthly coupon was not paid) but only if the determination closing price of each of the common stock of DocuSign, Inc., the common stock of Microsoft Corporation and the common stock of NVIDIA Corporation, which we refer to collectively as the underlying stocks, on the related observation date is at or above 70% of its respective initial share price, which we refer to as the respective coupon barrier level. If the determination closing price of any underlying stock is less than the coupon barrier level for such stock on any observation date, we will pay no interest for the related interest period. At maturity, if the final share price of each underlying stock is greater than or equal to 70% of its respective initial share price, which we refer to as the respective downside threshold level, the payment at maturity will be the stated principal amount and the related contingent monthly coupon as well as any previously unpaid contingent monthly coupons. If, however, the final share price of any underlying stock is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying stock on a 1-to-1 basis and will receive a payment at maturity that is less than 70% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment based on the performance of any underlying stock and also the risk of not receiving any monthly coupons for the entire term of the securities. Investors will not participate in any appreciation of any underlying stock. Because payments on the securities are based on the worst performing of the underlying stocks, a decline beyond the respective coupon barrier level and/or downside threshold level of any underlying stock will result in few or no contingent monthly coupons and/or a significant loss of your investment, even if the other underlying stocks have appreciated or have not declined as much. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving few or no contingent monthly coupons if any underlying stock closes below the coupon barrier level for such stock on the observation dates. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying stocks:	DocuSign, Inc. common stock (the “DOCU Stock”), Microsoft Corporation common stock (the “MSFT Stock”) and NVIDIA Corporation common stock (the “NVDA Stock”)
Aggregate principal amount:	$1,055,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	March 3, 2022
Original issue date:	March 8, 2022 (3 business days after the pricing date)
Maturity date:	March 7, 2024
Determination closing price:

With respect to each underlying stock, the closing price of such underlying stock on any observation date (other than the final observation date), times the applicable adjustment factor on such observation date

Contingent monthly coupon:

A contingent coupon at an annual rate of 23.50% (corresponding to approximately $19.583 per month per security) is paid monthly but only if the determination closing price of each underlying stock is at or above its respective coupon barrier level on the related observation date.

If the contingent monthly coupon is not paid on any coupon payment date (because the closing stock price of any underlying stock is less than its respective coupon barrier level on the related observation date), such unpaid contingent monthly coupon will be paid on a later coupon payment date but only if the closing stock price of each underlying stock on the related observation date is greater than or equal to its respective coupon barrier level. Any such unpaid contingent monthly coupon will be paid on the first subsequent coupon payment date for which the closing stock price of each underlying stock on the related observation date is greater than or equal to its respective coupon barrier level; provided, however, in the case of any such payment of a previously unpaid contingent monthly coupon, no additional interest will accrue or be payable in respect of such unpaid contingent monthly coupon from and after the end of the original interest payment period for such unpaid contingent monthly coupon.

You will not receive payment for any unpaid contingent monthly coupons if the closing stock price of any underlying stock is less than its respective coupon barrier level on each subsequent observation date. If the closing stock price of any underlying stock is less than its respective coupon barrier level on each observation date, you will not receive any contingent monthly coupons for the entire term of the securities.

Coupon barrier level:

With respect to the DOCU Stock: $80.08, which is 70% of the initial share price

With respect to the MSFT Stock: $210.133, which is 70% of the initial share price

With respect to the NVDA Stock: $169.54, which is 70% of the initial share price

Downside threshold level:

With respect to the DOCU Stock: $80.08, which is 70% of the initial share price

With respect to the MSFT Stock: $210.133, which is 70% of the initial share price

With respect to the NVDA Stock: $169.54, which is 70% of the initial share price

Payment at maturity:

If the final share price of each underlying stock is greater than or equal to its respective downside threshold level: the stated principal amount and the contingent monthly coupon with respect to the final observation date as well as any previously unpaid contingent monthly coupons with respect to the prior observation dates

If the final share price of any underlying stock is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock. Under these circumstances, the payment at maturity will be less than 70% of the stated principal amount of the securities and could be zero.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$974.60 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per security	$1,000	$4	$996
Total	$1,055,000	$4,220	$1,050,780

(1) The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)  MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $996 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(3) See “Use of proceeds and hedging” on page 35.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 12.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Prospectus Supplement dated November 16, 2020 Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Contingent Income Securities due March 7, 2024
Payments on the Securities Based on the Worst Performing of the Common Stock of DocuSign, Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation
Principal at Risk Securities

Terms continued from previous page:
Initial share price:

With respect to the DOCU Stock: $114.40, which is its closing price on March 2, 2022

With respect to the MSFT Stock: $300.19, which is its closing price on March 2, 2022

With respect to the NVDA Stock: $242.20, which is its closing price on March 2, 2022

Final share price:	With respect to each underlying stock, the closing price of such underlying stock on the final observation date times the applicable adjustment factor on such date
Adjustment factor:	With respect to each underlying stock, 1.0, subject to adjustment in the event of certain corporate events affecting such underlying stock
Worst performing underlying stock:	The underlying stock with the largest percentage decrease from the respective initial share price to the respective final share price
Share performance factor:	Final share price divided by the initial share price
Coupon payment dates:

Monthly, as set forth under “Observation Dates and Coupon Payment Dates” below. If any such day is not a business day, that contingent monthly coupon, if any, will be paid on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day. The contingent monthly coupon, if any, with respect to the final observation date shall be paid on the maturity date.

Observation dates:

Monthly, as set forth under “Observation Dates and Coupon Payment Dates” below, subject to postponement for non-trading days and certain market disruption events. We also refer to March 4, 2024 as the final observation date.

CUSIP / ISIN:	61773QLP2 / US61773QLP27
Listing:	The securities will not be listed on any securities exchange.

Observation Dates and Coupon Payment Dates

Observation Dates	Coupon Payment Dates
April 4, 2022	April 7, 2022
May 2, 2022	May 5, 2022
June 2, 2022	June 7, 2022
July 5, 2022	July 8, 2022
August 2, 2022	August 5, 2022
September 2, 2022	September 8, 2022
October 3, 2022	October 6, 2022
November 2, 2022	November 7, 2022
December 2, 2022	December 7, 2022
January 3, 2023	January 6, 2023
February 2, 2023	February 7, 2023
March 2, 2023	March 7, 2023
April 3, 2023	April 6, 2023
May 2, 2023	May 5, 2023
June 2, 2023	June 7, 2023
July 3, 2023	July 7, 2023
August 2, 2023	August 7, 2023
September 5, 2023	September 8, 2023
October 2, 2023	October 5, 2023
November 2, 2023	November 7, 2023
December 4, 2023	December 7, 2023
January 2, 2024	January 5, 2024
February 2, 2024	February 7, 2024
March 4, 2024 (final observation date)	March 7, 2024 (maturity date)

March 2022  Page 2

Morgan Stanley Finance LLC

Contingent Income Securities due March 7, 2024
Payments on the Securities Based on the Worst Performing of the Common Stock of DocuSign, Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation
Principal at Risk Securities

Investment Summary

Contingent Income Securities
Principal at Risk Securities

Contingent Income Securities due March 7, 2024 Payments on the Securities Based on the Worst Performing of the Common Stock of DocuSign, Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation (the “securities”) do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon (as well as any contingent monthly coupons for any prior monthly periods for which a contingent monthly coupon was not paid) but only if the determination closing price of each of the common stock of DocuSign, Inc., the common stock of Microsoft Corporation and the common stock of NVIDIA Corporation (which we refer to together as the “underlying stocks”) is at or above 70% of its respective initial share price, which we refer to as the respective coupon barrier level, on the related observation date. If the determination closing price of any underlying stock is less than the coupon barrier level for such stock on any observation date, we will pay no coupon for the related monthly period. It is possible that the determination closing price of one or more underlying stocks will remain below their respective coupon barrier level(s) for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent monthly coupons during the entire term of the securities. We refer to the coupon on the securities as contingent, because there is no guarantee that you will receive a coupon payment on any coupon payment date. Even if an underlying stock were to be at or above the coupon barrier level for such stock on some monthly observation dates, it may fluctuate below the coupon barrier level on others. In addition, even if one underlying stock were to be at or above the coupon barrier level for such stock on all monthly observation dates, you will receive a contingent monthly coupon only with respect to the observation dates on which each underlying stock is also at or above the coupon barrier level for such stock, if any. At maturity, if the final share price of each underlying stock is greater than or equal to 70% of the respective initial share price, which we refer to as the respective downside threshold level, the payment at maturity will be the stated principal amount and the related contingent monthly coupon as well as any previously unpaid contingent monthly coupons. If, however, the final share price of any underlying stock is less than its downside threshold level, investors will be exposed to the decline in the worst performing underlying stock on a 1-to-1 basis and will receive a payment at maturity that is less than 70% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment based on the performance of any stock and also the risk of not receiving any contingent monthly coupons.

Maturity:	Approximately 2 years
Contingent monthly coupon:

A contingent coupon at an annual rate of 23.50% (corresponding to approximately $19.583 per month per security) is paid monthly but only if the determination closing price of each underlying stock is at or above its respective coupon barrier level on the related observation date.

If the contingent monthly coupon is not paid on any coupon payment date (because the closing stock price of any underlying stock is less than its respective coupon barrier level on the related observation date), such unpaid contingent monthly coupon will be paid on a later coupon payment date but only if the closing stock price of each underlying stock on the related observation date is greater than or equal to its respective coupon barrier level. Any such unpaid contingent monthly coupon will be paid on the first subsequent coupon payment date for which the closing stock price of each underlying stock on the related observation date is greater than or equal to its respective coupon barrier level; provided, however, in the case of any such payment of a previously unpaid contingent monthly coupon, no additional interest will accrue or be payable in respect of such unpaid contingent monthly coupon from and after the end of the original interest payment period for such unpaid contingent monthly coupon.

You will not receive payment for any unpaid contingent monthly coupons if the closing stock price of any underlying stock is less than its respective coupon barrier level on each subsequent observation date. If the closing stock price of any underlying stock is less than its respective coupon barrier level on each observation date, you will not receive any contingent monthly coupons for the entire term of the securities.

Payment at maturity:

If the final share price of each underlying stock is greater than or equal to its respective downside threshold level: the stated principal amount and the contingent monthly coupon with respect to the final observation date and with respect to any prior observation date for which a contingent monthly coupon was not paid.

If the final share price of any underlying stock is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor

March 2022  Page 3

Morgan Stanley Finance LLC

Contingent Income Securities due March 7, 2024
Payments on the Securities Based on the Worst Performing of the Common Stock of DocuSign, Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation
Principal at Risk Securities

of the worst performing underlying stock. Under these circumstances, the payment at maturity will be less than 70% of the stated principal amount of the securities and could be zero. No monthly coupon will be payable at maturity, and investors will not receive payment of any previously unpaid contingent monthly coupons.

March 2022  Page 4

Morgan Stanley Finance LLC

Contingent Income Securities due March 7, 2024
Payments on the Securities Based on the Worst Performing of the Common Stock of DocuSign, Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation
Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $974.60.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying stocks. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent monthly coupon rate, the coupon barrier levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

March 2022  Page 5

Morgan Stanley Finance LLC

Contingent Income Securities due March 7, 2024
Payments on the Securities Based on the Worst Performing of the Common Stock of DocuSign, Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation
Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest and instead will pay a contingent monthly coupon (as well as any contingent monthly coupons for any prior monthly periods for which a contingent monthly coupon was not paid) but only if the determination closing price of each underlying stock is at or above 70% of its initial share price, which we refer to as the coupon barrier level, on the related observation date. The following scenarios are for illustrative purposes only to demonstrate how the payment at maturity and contingent monthly coupon are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the contingent monthly coupon may be payable with respect to none of, or some but not all of, the monthly periods, and the payment at maturity may be less than 70% of the stated principal amount and could be zero. Investors will not participate in any appreciation in any underlying stock.

Scenario 1: A contingent monthly coupon is paid for all interest periods, and investors receive principal back at maturity, which is the best-case scenario.

This scenario assumes that each underlying stock closes at or above its respective coupon barrier level on every monthly observation date. Investors receive the contingent monthly coupon at a rate of 23.50% per annum for each interest period during the term of the securities. At maturity, each underlying stock closes at or above its respective downside threshold level, and so investors receive the stated principal amount and the contingent monthly coupon with respect to the final observation date.

Scenario 2: A contingent monthly coupon is paid for some, but not all, interest periods, and investors receive principal back at maturity.

This scenario assumes that each underlying stock closes at or above its respective coupon barrier level on some monthly observation dates, but one or more underlying stocks close below the respective coupon barrier level(s) for such stock on the others. Investors receive the contingent monthly coupon for the monthly interest periods for which the determination closing price of each underlying stock is at or above its respective coupon barrier level on the related observation date, but not for the interest periods for which one or more underlying stocks close below the respective coupon barrier level(s) on the related observation date. However, any unpaid contingent monthly coupon will be paid on a later coupon payment date if the closing price of each underlying stock on the related observation date is greater than or equal to its respective coupon barrier level. At maturity, each underlying stock closes at or above its respective downside threshold level, and so investors receive the stated principal amount and the contingent monthly coupon with respect to the final observation date and with respect to any prior observation date(s) for which a contingent monthly coupon was not paid.

Scenario 3: No contingent monthly coupon is paid for any interest period during the entire 2-year term of the securities, and investors suffer a substantial loss of principal at maturity.

This scenario assumes that one or more underlying stocks close below the respective coupon barrier level(s) on every monthly observation date during the entire term of the securities. Since one or more underlying stocks close below the respective coupon barrier level(s) on every monthly observation date, investors do not receive any contingent monthly coupon or payment of any previously unpaid contingent monthly coupons from the prior observation dates during the 2-year term of the securities. Additionally, one or more underlying stocks close below the respective downside threshold level(s) on the final observation date, and so, at maturity, investors will receive an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying stock. Under these circumstances, the payment at maturity will be less than 70% of the stated principal amount and could be zero.

March 2022  Page 6

Morgan Stanley Finance LLC

Contingent Income Securities due March 7, 2024
Payments on the Securities Based on the Worst Performing of the Common Stock of DocuSign, Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation
Principal at Risk Securities

Underlying Stocks Summary

DocuSign, Inc.

DocuSign, Inc. enables organizations to manage electronic agreements through a cloud software suite. The DOCU Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by DocuSign, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-38465 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding DocuSign, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the DOCU Stock is accurate or complete.

Information as of market close on March 3, 2022:

Bloomberg Ticker Symbol:	DOCU
Exchange:	Nasdaq
Current Stock Price:	$108.66
52 Weeks Ago:	$219.64
52 Week High (on 9/3/2021):	$310.05
52 Week Low (on 2/23/2022):	$106.35
Current Dividend Yield:	N/A

For additional historical information, see “DocuSign, Inc. Historical Performance” below.

Microsoft Corporation

Microsoft Corporation develops, licenses and supports a range of software products and services, designs, manufactures and sells devices and delivers online advertising to a global customer audience. The MSFT Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Microsoft Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-37845 through the Securities and Exchange Commission’s website at www.sec.gov.  In addition, information regarding Microsoft Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the MSFT Stock is accurate or complete.

Information as of market close on March 3, 2022:

Bloomberg Ticker Symbol:	MSFT
Exchange:	Nasdaq
Current Stock Price:	$295.92
52 Weeks Ago:	$227.56
52 Week High (on 11/19/2021):	$343.11
52 Week Low (on 3/4/2021):	$226.73
Current Dividend Yield:	0.84%

For additional historical information, see “Microsoft Corporation Historical Performance” below.

NVIDIA Corporation

NVIDIA Corporation is a visual computing company. The NVDA Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by NVIDIA Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 000-23985 through the Securities and Exchange Commission’s website at www.sec.gov.  In addition, information regarding NVIDIA Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and

March 2022  Page 7

Morgan Stanley Finance LLC

Contingent Income Securities due March 7, 2024
Payments on the Securities Based on the Worst Performing of the Common Stock of DocuSign, Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation
Principal at Risk Securities

other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the NVDA Stock is accurate or complete.

Information as of market close on March 3, 2022:

Bloomberg Ticker Symbol:	NVDA
Exchange:	Nasdaq
Current Stock Price:	$237.14
52 Weeks Ago:	$128.05
52 Week High (on 11/29/2021):	$333.76
52 Week Low (on 3/8/2021):	$115.93
Current Dividend Yield:	0.07%

For additional historical information, see “NVIDIA Corporation Historical Performance” below.

March 2022  Page 8

Morgan Stanley Finance LLC

Contingent Income Securities due March 7, 2024
Payments on the Securities Based on the Worst Performing of the Common Stock of DocuSign, Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent monthly coupon is paid with respect to an observation date and how to calculate the payment at maturity. The following examples are for illustrative purposes only. Whether you receive a contingent monthly coupon for any monthly period will be determined by reference to the determination closing price of each underlying stock on each monthly observation date, and the amount you will receive at maturity, if any, will be determined by reference to the final share price of each underlying stock on the final observation date. The actual initial share price, coupon barrier level and downside threshold level for each underlying stock are set forth on the cover of this document. All payments on the securities, if any, are subject to our credit risk. The below examples are based on the following terms:

Contingent Monthly Coupon:

A contingent coupon at an annual rate of 23.50% (corresponding to approximately $19.583 per month per security) is paid monthly but only if the determination closing price of each underlying stock is at or above its respective coupon barrier level on the related observation date.

If the contingent monthly coupon is not paid on any coupon payment date (because the determination closing price of any underlying stock is less than its respective coupon barrier level on the related observation date), such unpaid coupon will be paid on a later coupon payment date but only if the closing stock price of each underlying stock on the related observation date is greater than or equal to its respective coupon barrier level. Any such unpaid contingent monthly coupon will be paid on the first subsequent coupon payment date for which the closing stock price of each underlying stock on the related observation date is greater than or equal to its respective coupon barrier level.

It is possible that one or more underlying stocks will remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent monthly coupons during the entire 2-year term of the securities.

Payment at Maturity

If the final share price of each underlying stock is greater than or equal to its respective downside threshold level: the stated principal amount and the contingent monthly coupon with respect to the final observation date as well as any previously unpaid contingent monthly coupons with respect to the prior observation dates.

If the final share price of any underlying stock is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock. Under these circumstances, the payment at maturity will be less than 70% of the stated principal amount of the securities and could be zero.

Stated Principal Amount:	$1,000
Hypothetical Initial Share Price:	With respect to the DOCU Stock: $115.00 With respect to the MSFT Stock: $300.00 With respect to the NVDA Stock: $200.00
Hypothetical Coupon Barrier Level:

With respect to the DOCU Stock: $80.50, which is 70% of its hypothetical initial share price

With respect to the MSFT Stock: $210.00, which is 70% of its hypothetical initial share price

With respect to the NVDA Stock: $140.00, which is 70% of its hypothetical initial share price

Hypothetical Downside Threshold Level:

With respect to the DOCU Stock: $80.50, which is 70% of its hypothetical initial share price

With respect to the MSFT Stock: $210.00, which is 70% of its hypothetical initial share price

With respect to the NVDA Stock: $140.00, which is 70% of its hypothetical initial share price

* The actual contingent monthly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent monthly coupon of $19.583 is used in these examples for ease of analysis.

March 2022  Page 9

Morgan Stanley Finance LLC

Contingent Income Securities due March 7, 2024
Payments on the Securities Based on the Worst Performing of the Common Stock of DocuSign, Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation
Principal at Risk Securities

How to determine whether a contingent monthly coupon is payable with respect to an observation date:

	Determination Closing Price			Contingent Monthly Coupon
	DOCU Stock	MSFT Stock	NVDA Stock
Hypothetical Observation Date 1	$107.00 (at or above coupon barrier level)	$240.00 (at or above coupon barrier level)	$180.00 (at or above coupon barrier level)	$19.583
Hypothetical Observation Date 2	$107.00 (at or above coupon barrier level)	$150.00 (below coupon barrier level)	$160.00 (at or above coupon barrier level)	$0
Hypothetical Observation Date 3	$54.00 (below coupon barrier level)	$240.00 (at or above coupon barrier level)	$100.00 (below coupon barrier level)	$0
Hypothetical Observation Date 4	$123.00 (at or above coupon barrier level)	$220.00 (at or above coupon barrier level)	$160.00 (at or above coupon barrier level)	$19.583 + $19.583 + $19.583 = $58.749
Hypothetical Observation Date 5	$40.00 (below coupon barrier level)	$120.00 (below coupon barrier level)	$90.00 (below coupon barrier level)	$0

On hypothetical observation date 1, each underlying stock closes at or above its respective coupon barrier level. Therefore, a contingent monthly coupon of approximately $19.583 is paid on the relevant coupon payment date.

On each of the hypothetical observation dates 2 and 3, at least one underlying stock closes at or above its coupon barrier level, but one or both of the other underlying stocks closes below its respective coupon barrier levels. Therefore, no contingent monthly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 4, each underlying stock closes at or above its respective coupon barrier level. Therefore, investors receive the contingent monthly coupon with respect to the fourth observation date as well as the previously unpaid contingent monthly coupons with respect to the second and third observation dates.

On hypothetical observation date 5, each underlying stock closes below its respective coupon barrier level and accordingly no contingent monthly coupon is paid on the relevant coupon payment date.

If the contingent monthly coupon is not paid on any coupon payment date (because the stock closing value of any underlying stock is less than its respective coupon barrier level on the related observation date), such unpaid contingent monthly coupon will be paid on a later coupon payment date but only if the closing stock price of each underlying stock on the related observation date is greater than or equal to its respective coupon barrier level. Any such unpaid contingent monthly coupon will be paid on the first subsequent coupon payment date for which the closing stock price of each underlying stock on the related observation date is greater than or equal to its respective coupon barrier level. You will not receive payment for any unpaid contingent monthly coupons if the closing stock price of any underlying stock is less than its respective coupon barrier level on each subsequent observation date. If the closing stock price of any underlying stock is less than its respective coupon barrier level on each observation date, you will not receive any contingent monthly coupons for the entire term of the securities.

March 2022  Page 10

Morgan Stanley Finance LLC

Contingent Income Securities due March 7, 2024
Payments on the Securities Based on the Worst Performing of the Common Stock of DocuSign, Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation
Principal at Risk Securities

How to calculate the payment at maturity:

	Final Share Price			Payment at Maturity
	DOCU Stock	MSFT Stock	NVDA Stock
Example 1:	$134.00 (at or above the downside threshold level)	$330.00 (at or above the downside threshold level)	$250.00 (at or above the downside threshold level)	The stated principal amount + the contingent monthly coupon with respect to the final observation date + any previously unpaid contingent monthly coupons with respect to the prior observation dates
Example 2:	$85.00 (at or above the downside threshold level)	$120.00 (below the downside threshold level)	$90.00 (below the downside threshold level)	$1,000 x share performance factor of the worst performing underlying stock = $1,000 x ($120.00 / $300.00) = $400.00
Example 3:	$54.00 (below the downside threshold level)	$300.00 (at or above the downside threshold level)	$70.00 (below the downside threshold level)	$1,000 x ($70.00 / $200.00) = $350.00
Example 4:	$34.50 (below the downside threshold level)	$120.00 (below the downside threshold level)	$100.00 (below the downside threshold level)	$1,000 x ($34.50 / $115.00) = $300.00
Example 5:	$46.00 (below the downside threshold level)	$90.00 (below the downside threshold level)	$70.00 (below the downside threshold level)	$1,000 x ($90.00 / $300.00) = $300.00

In example 1, the final share prices of each of the DOCU Stock, the MSFT Stock and the NVDA Stock are at or above their respective downside threshold levels and coupon barrier levels. Therefore, investors receive at maturity the stated principal amount of the securities and the contingent monthly coupon with respect to the final observation date as well as any previously unpaid contingent monthly coupons with respect to the prior observation dates. However, investors do not participate in the appreciation of any underlying stock.

In examples 2 and 3, the final share price of one underlying stock is at or above its downside threshold level but the final share prices of the other two underlying stocks are below their respective downside threshold levels. Therefore, investors are exposed to the downside performance of the worst performing underlying stock at maturity and receive at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying stock. Moreover, investors do not receive a contingent monthly coupon with respect to the final monthly period, and do not receive any previously unpaid contingent monthly coupons with respect to the prior observation dates.

Similarly, in examples 4 and 5, the final share price of each underlying stock is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying stock. In example 4, the DOCU Stock has declined 70% from its initial share price to its final share price, the MSFT Stock has declined 60% from its initial share price to its final share price and the NVDA Stock has declined 50% from its initial share price to its final share price. Therefore, the payment at maturity equals the stated principal amount times the share performance factor of the DOCU Stock, which is the worst performing underlying stock in this example. Moreover, investors do not receive a contingent monthly coupon with respect to the final monthly period, and do not receive any previously unpaid contingent monthly coupons with respect to the prior observation dates. In example 5, the DOCU Stock has declined 60% from its initial share price to its final share price, the MSFT Stock has declined 70% from its initial share price to its final share price and the NVDA Stock has declined 65% from its initial share price to its final share price. Therefore the payment at maturity equals the stated principal amount times the share performance factor of the MSFT Stock, which is the worst performing underlying stock in this example. Moreover, investors do not receive a contingent monthly coupon with respect to the final monthly period, and do not receive any previously unpaid contingent monthly coupons with respect to the prior observation dates.

If the final share price of ANY underlying stock is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying stock at maturity, and your payment at maturity will be less than 70% of the stated principal amount per security and could be zero.

March 2022  Page 11

Morgan Stanley Finance LLC

Contingent Income Securities due March 7, 2024
Payments on the Securities Based on the Worst Performing of the Common Stock of DocuSign, Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation
Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the repayment of principal. If the final share price of any underlying stock is less than its downside threshold level of 70% of its initial share price, you will be exposed to the decline in the closing price of the worst performing underlying stock, as compared to its initial share price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying stock. In this case, the payment at maturity will be less than 70% of the stated principal amount and could be zero.

￭The securities do not provide for regular interest payments. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon only if the determination closing price of each underlying stock is at or above 70% of its respective initial share price, which we refer to as the respective coupon barrier level, on the related observation date. If, on the other hand, the determination closing price of any underlying stock is lower than the coupon barrier level for such stock on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. However, if the contingent monthly coupon is not paid on any coupon payment date because the closing stock price of any underlying stock is less than its respective coupon barrier level on the related observation date, such unpaid contingent monthly coupon will be paid on a later coupon payment date but only if the closing stock price of each underlying stock on the related observation date is greater than or equal to its respective coupon barrier level. Therefore, you will not receive payment for such unpaid contingent monthly coupon if the closing stock price of any underlying stock is less than its respective coupon barrier level on each subsequent observation date. If the closing stock price of any underlying stock is less than its respective coupon barrier level on each observation date, you will not receive any contingent monthly coupon for the entire term of the securities. It is possible that the determination closing price(s) of one or more underlying stocks will remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent monthly coupons during the entire term of the securities. If you do not earn sufficient contingent monthly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The contingent monthly coupon, if any, is based only on the determination closing prices of the underlying stocks on the related monthly observation date at the end of the related interest period. Whether the contingent monthly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period, based on the determination closing price of each underlying stock on the relevant monthly observation date. As a result, you will not know whether you will receive the contingent monthly coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent monthly coupon is based solely on the price of each underlying stock on monthly observation dates, if the determination closing price of any underlying stock on any observation date is below the coupon barrier level for such stock, you will receive no coupon for the related interest period, or any previously unpaid contingent monthly coupons, even if the value of such underlying stock was at or above its respective coupon barrier level on other days during that interest period and even if the determination closing prices of the other underlying stocks are at or above their respective coupon barrier levels.

￭Investors will not participate in any appreciation in the price of any underlying stock. Investors will not participate in any appreciation in the price of any underlying stock from its initial share price, and the return on the securities will be limited to the contingent monthly coupons, if any, that are paid with respect to each observation date on which the determination closing price of each underlying stock is greater than or equal to its respective coupon barrier level.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to

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Morgan Stanley Finance LLC

Contingent Income Securities due March 7, 2024
Payments on the Securities Based on the Worst Performing of the Common Stock of DocuSign, Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation
Principal at Risk Securities

purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the prices of the underlying stocks on any day, including in relation to the respective coupon barrier levels and downside threshold levels, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe trading price and volatility (frequency and magnitude of changes in value) of the underlying stocks,

owhether the determination closing price of any underlying stock has been below its respective coupon barrier level on any observation date,

odividend rates on the underlying stocks,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stocks and which may affect the prices of the underlying stocks,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlying stock that may or may not require an adjustment to an adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. In particular, if any underlying stock has closed near or below the coupon barrier level and downside threshold level for such stock, the market value of the securities is expected to decrease substantially and you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security.

The prices of the underlying stocks may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. The prices of one or more underlying stocks may decrease and be below the coupon barrier level(s) on each observation date so that you will receive no return on your investment, and one or more underlying stocks may close below the respective downside threshold level(s) on the final observation date so that you lose more than 30% or all of your initial investment in the securities. There can be no assurance that the determination closing price of each underlying stock will be at or above the respective coupon barrier level on any observation date so that you will receive a coupon payment on the securities for the applicable interest period or that they will be at or above their respective downside threshold level(s) on the final observation date so that you do not suffer a significant loss on your initial investment in the securities. The common stock of DocuSign, Inc. began trading on April 27, 2018 and therefore has limited historical performance. See “DocuSign, Inc. Historical Performance,” “Microsoft Corporation Historical Performance” and “NVIDIA Corporation Historical Performance” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity or on any coupon payment date, and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

March 2022  Page 13

Morgan Stanley Finance LLC

Contingent Income Securities due March 7, 2024
Payments on the Securities Based on the Worst Performing of the Common Stock of DocuSign, Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation
Principal at Risk Securities

￭Investing in the securities is not equivalent to investing in the common stock of DocuSign, Inc., the common stock of Microsoft Corporation or the common stock of NVIDIA Corporation. Investors in the securities will not participate in any appreciation in the underlying stocks, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks. As a result, any return on the securities will not reflect the return you would realize if you actually owned shares of the underlying stocks and received the dividends paid or distributions made on them.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your securities for the entire 2-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments

March 2022  Page 14

Morgan Stanley Finance LLC

Contingent Income Securities due March 7, 2024
Payments on the Securities Based on the Worst Performing of the Common Stock of DocuSign, Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation
Principal at Risk Securities

linked to the underlying stocks), including trading in the underlying stocks. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the underlying stocks and other financial instruments related to the underlying stocks on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to March 2, 2022 could potentially increase the initial share price of an underlying stock, and, therefore, could increase the coupon barrier level for such underlying stock, which is the value at or above which such underlying stock must close on the observation dates in order for you to earn a contingent monthly coupon or to receive any unpaid contingent monthly coupon from prior observation dates (depending also on the performance of the other underlying stocks), and the downside threshold level for such underlying stock, which is the value at or above which the underlying stock must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying stock at maturity (depending also on the performance of the other underlying stocks). Additionally, such hedging or trading activities during the term of the securities could affect the value of an underlying stock on the observation dates, and, accordingly, whether we pay a contingent monthly coupon on the securities and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlying stocks).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share price, coupon barrier level and downside threshold level for each underlying stock, the payment at maturity, if any, whether you receive a contingent monthly coupon on each coupon payment date and whether you receive any previously unpaid contingent monthly coupons. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to the adjustment factors. These potentially subjective determinations may affect the payout to you or at maturity, if any. For further information regarding these types of determinations, see “Additional Terms of the Securities—Additional Terms—Calculation agent,” “—Market disruption event,” “—Postponement of observation dates,” “—Antidilution adjustments” and “—Alternate exchange calculation in case of an event of default,” below. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

March 2022  Page 15

Morgan Stanley Finance LLC

Contingent Income Securities due March 7, 2024
Payments on the Securities Based on the Worst Performing of the Common Stock of DocuSign, Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation
Principal at Risk Securities

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Stocks

￭You are exposed to the price risk of each underlying stock, with respect to both the contingent monthly coupons, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of all three underlying stocks. Rather, it will be contingent upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying stock. Poor performance by any underlying stock over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stocks. To receive any contingent monthly coupons, each underlying stock must close at or above its respective coupon barrier level on the applicable observation date. In addition, if any underlying stock has declined to below its respective downside threshold level as of the final observation date, you will be fully exposed to the decline in the worst performing underlying stock over the term of the securities on a 1-to-1 basis, even if the other underlying stocks have appreciated or have not declined as much. Under this scenario, the value of any such payment will be less than 70% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each underlying stock.

￭Because the securities are linked to the performance of the worst performing underlying stock, you are exposed to greater risks of receiving no contingent monthly coupons and sustaining a significant loss on your investment than if the securities were linked to just one stock. The risk that you will not receive any contingent monthly coupons, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying stock. With three underlying stocks, it is more likely that any underlying stock will close below its coupon barrier level on any observation date or below its downside threshold level on the final observation date than if the securities were linked to only one underlying stock, and therefore it is more likely that you will not receive any contingent monthly coupons, or any previously unpaid coupons, and that you will suffer a significant loss on your investment.

￭No affiliation with DocuSign, Inc., Microsoft Corporation or NVIDIA Corporation. DocuSign, Inc., Microsoft Corporation and NVIDIA Corporation are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to DocuSign, Inc., Microsoft Corporation or NVIDIA Corporation in connection with this offering.

￭We may engage in business with or involving DocuSign, Inc., Microsoft Corporation or NVIDIA Corporation without regard to your interests. We or our affiliates may presently or from time to time engage in business with DocuSign, Inc., Microsoft Corporation or NVIDIA Corporation without regard to your interests and thus may acquire non-public information about DocuSign, Inc., Microsoft Corporation or NVIDIA Corporation. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to DocuSign, Inc., Microsoft Corporation or NVIDIA Corporation, which may or may not recommend that investors buy or hold the underlying stock(s).

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stocks. MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the underlying stocks, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuers of the underlying stocks, such as mergers. However, the calculation

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Morgan Stanley Finance LLC

Contingent Income Securities due March 7, 2024
Payments on the Securities Based on the Worst Performing of the Common Stock of DocuSign, Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation
Principal at Risk Securities

agent will not make an adjustment for every corporate event that can affect the underlying stocks. For example, the calculation agent is not required to make any adjustments if the issuers of the underlying stocks or anyone else makes a partial tender or partial exchange offer for the underlying stocks, nor will adjustments be made following the final observation date. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stocks by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, the market price of the securities and your return on the securities may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before an observation date, this may decrease the determination closing price of an underlying stock to be less than the respective downside threshold level (resulting in no contingent monthly coupon being paid with respect to such date) or the final share price to be less than the respective downside threshold level (resulting in a loss of a significant portion of all of your investment in the securities), materially and adversely affecting your return.

March 2022  Page 17

Morgan Stanley Finance LLC

Contingent Income Securities due March 7, 2024
Payments on the Securities Based on the Worst Performing of the Common Stock of DocuSign, Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation
Principal at Risk Securities

DocuSign, Inc. Historical Performance

The following graph sets forth the daily closing prices of the DOCU Stock for the period from April 27, 2018 through March 3, 2022. The related table sets forth the published high and low closing prices of, as well as dividends on, the DOCU Stock for each quarter for the period from January 1, 2019 through March 3, 2022. The closing price of the DOCU Stock on March 3, 2022 was $108.66. The common stock of DocuSign, Inc. began trading on April 27, 2018 and therefore has limited historical performance. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the DOCU Stock may have been adjusted for stock splits and other corporate events. The historical performance of the DOCU Stock should not be taken as an indication of its future performance. No assurance can be given as to the closing price of the DOCU Stock on any observation date, including the final observation date.

Common Stock of DocuSign, Inc.– Daily Closing Prices April 27, 2018** to March 3, 2022

*The red solid line in the graph indicates both the coupon barrier level and downside threshold level of $80.08, which is 70% of the initial share price.

** The common stock of DocuSign, Inc. began trading on April 27, 2018 and therefore has limited historical performance.

This document relates only to the securities referenced hereby and does not relate to the DOCU Stock or other securities of DocuSign, Inc. We have derived all disclosures contained in this document regarding DocuSign, Inc. stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to DocuSign, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding DocuSign, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the DOCU Stock (and therefore the price of the DOCU Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning DocuSign, Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the DOCU Stock.

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Morgan Stanley Finance LLC

Contingent Income Securities due March 7, 2024
Payments on the Securities Based on the Worst Performing of the Common Stock of DocuSign, Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation
Principal at Risk Securities

Common Stock of DocuSign, Inc. (CUSIP: 256163106)	High ($)	Low ($)	Dividends ($)
2019
First Quarter	58.85	38.83	-
Second Quarter	57.66	47.90	-
Third Quarter	64.80	43.91	-
Fourth Quarter	75.57	60.76	-
2020
First Quarter	92.40	68.68	-
Second Quarter	177.58	79.00	-
Third Quarter	268.80	178.96	-
Fourth Quarter	251.60	197.60	-
2021
First Quarter	265.16	192.84	-
Second Quarter	284.48	180.16	-
Third Quarter	310.05	256.89	-
Fourth Quarter	284.11	135.09	-
2022
First Quarter (through March 3, 2022)	167.01	106.25	-

We make no representation as to the amount of dividends, if any, that DocuSign, Inc. may pay in the future. In any event, as an investor in the Contingent Income Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of DocuSign, Inc.

March 2022  Page 19

Morgan Stanley Finance LLC

Contingent Income Securities due March 7, 2024
Payments on the Securities Based on the Worst Performing of the Common Stock of DocuSign, Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation
Principal at Risk Securities

Microsoft Corporation Historical Performance

The following graph sets forth the daily closing prices of the MSFT Stock for the period from January 1, 2017 through March 3, 2022. The related table sets forth the published high and low closing prices of, as well as dividends on, the MSFT Stock for each quarter for the period from January 1, 2019 through March 3, 2022. The closing price of the MSFT Stock on March 3, 2022 was $295.92. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the MSFT Stock may have been adjusted for stock splits and other corporate events. The historical performance of the MSFT Stock should not be taken as an indication of its future performance. No assurance can be given as to the closing price of the MSFT Stock on any observation date, including the final observation date.

Common Stock of Microsoft Corporation– Daily Closing Prices January 1, 2017 to March 3, 2022

*The red solid line in the graph indicates both the coupon barrier level and downside threshold level of $210.133, which is 70% of the initial share price.

This document relates only to the securities referenced hereby and does not relate to the MSFT Stock or other securities of Microsoft Corporation. We have derived all disclosures contained in this document regarding Microsoft Corporation stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Microsoft Corporation. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Microsoft Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the MSFT Stock (and therefore the price of the MSFT Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Microsoft Corporation could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the MSFT Stock.

March 2022  Page 20

Morgan Stanley Finance LLC

Contingent Income Securities due March 7, 2024
Payments on the Securities Based on the Worst Performing of the Common Stock of DocuSign, Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation
Principal at Risk Securities

Common Stock of Microsoft Corporation (CUSIP: 594918104)	High ($)	Low ($)	Dividends ($)
2019
First Quarter	120.22	97.40	0.46
Second Quarter	137.78	119.02	0.46
Third Quarter	141.34	132.21	0.46
Fourth Quarter	158.96	134.65	0.51
2020
First Quarter	188.70	135.42	0.51
Second Quarter	203.51	152.11	0.51
Third Quarter	231.65	200.39	0.51
Fourth Quarter	224.96	202.33	0.56
2021
First Quarter	244.99	212.25	0.56
Second Quarter	271.40	239.00	0.56
Third Quarter	305.22	271.60	0.56
Fourth Quarter	343.11	283.11	0.62
2022
First Quarter (through March 3, 2022)	334.75	280.27	0.62

We make no representation as to the amount of dividends, if any, that Microsoft Corporation may pay in the future. In any event, as an investor in the Contingent Income Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Microsoft Corporation.

March 2022  Page 21

Morgan Stanley Finance LLC

Contingent Income Securities due March 7, 2024
Payments on the Securities Based on the Worst Performing of the Common Stock of DocuSign, Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation
Principal at Risk Securities

NVIDIA Corporation Historical Performance

The following graph sets forth the daily closing prices of the NVDA Stock for the period from January 1, 2017 through March 3, 2022. The related table sets forth the published high and low closing prices of, as well as dividends on, the NVDA Stock for each quarter for the period from January 1, 2019 through March 3, 2022. The closing price of the NVDA Stock on March 3, 2022 was $237.14. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the NVDA Stock may have been adjusted for stock splits and other corporate events. The historical performance of the NVDA Stock should not be taken as an indication of its future performance. No assurance can be given as to the closing price of the NVDA Stock on any observation date, including the final observation date.

Common Stock of NVIDIA Corporation – Daily Closing Prices January 1, 2017 to March 3, 2022

*The red solid line in the graph indicates both the coupon barrier level and downside threshold level of $169.54, which is 70% of the initial share price.

This document relates only to the securities referenced hereby and does not relate to the NVDA Stock or other securities of NVIDIA Corporation. We have derived all disclosures contained in this document regarding NVIDIA Corporation stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to NVIDIA Corporation. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding NVIDIA Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the NVDA Stock (and therefore the price of the NVDA Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning NVIDIA Corporation could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the NVDA Stock.

March 2022  Page 22

Morgan Stanley Finance LLC

Contingent Income Securities due March 7, 2024
Payments on the Securities Based on the Worst Performing of the Common Stock of DocuSign, Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation
Principal at Risk Securities

Common Stock of NVIDIA Corporation (CUSIP: 67066G104)	High ($)	Low ($)	Dividends ($)
2019
First Quarter	45.99	32.00	0.04
Second Quarter	48.03	33.45	0.04
Third Quarter	46.08	37.19	0.04
Fourth Quarter	59.84	43.26	0.04
2020
First Quarter	78.68	49.10	0.04
Second Quarter	95.27	60.77	0.04
Third Quarter	143.47	95.30	0.04
Fourth Quarter	145.62	125.34	0.04
2021
First Quarter	153.30	115.93	0.04
Second Quarter	200.27	136.65	0.04
Third Quarter	228.43	181.61	0.04
Fourth Quarter	333.76	197.32	0.04
2022
First Quarter (through March 3, 2022)	301.21	219.44	0.04

We make no representation as to the amount of dividends, if any, that NVIDIA Corporation may pay in the future. In any event, as an investor in the Contingent Income Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of NVIDIA Corporation.

March 2022  Page 23

Morgan Stanley Finance LLC

Contingent Income Securities due March 7, 2024
Payments on the Securities Based on the Worst Performing of the Common Stock of DocuSign, Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation
Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this pricing supplement.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying prospectus supplement or prospectus, the terms described herein shall control.
Day count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Underlying stock issuer:	With respect to the DOCU Stock, DocuSign, Inc. With respect to the MSFT Stock, Microsoft Corporation With respect to the NVDA Stock, NVIDIA Corporation
Denominations:	$1,000 per security and integral multiples thereof
Interest period:

The monthly period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Senior security or subordinated security:	Senior
Specified currency:	U.S. dollars
Record date:

One business day prior to the related scheduled coupon payment date; provided that any contingent monthly coupon payable at maturity shall be payable to the person to whom the payment at maturity shall be payable.

Trustee:	The Bank of New York Mellon, a New York banking corporation
Calculation agent:

The calculation agent for the securities will be MS & Co. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us.

All calculations with respect to the contingent monthly coupon and payment at maturity shall be made by the calculation agent and shall be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per stated principal amount shall be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of the securities shall be rounded to the nearest cent, with one-half cent rounded upward.

Because the calculation agent is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an investor in the securities, including with respect to certain determinations and judgments that the calculation agent must make in determining the payment that you will receive, if any, on each coupon payment date and at maturity or whether a market disruption event has occurred. See “—Alternate exchange calculation in case of an event of default,” “—Market disruption event” and “—Antidilution adjustments” below. MS & Co. is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

Business day:	Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
Trading day:

With respect to each underlying stock, a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange, The Nasdaq Stock Market LLC (the “Nasdaq”), the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Closing price:

Subject to the provisions set out under “—Antidilution adjustments” below, the closing price for one share of an underlying stock (or one unit of any other security for which a closing price must be determined) on any trading day means:

(i) if such underlying stock (or any such other security) is listed on a national securities exchange (other than Nasdaq), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the underlying stock (or any such other security) is listed,

(ii) if such underlying stock (or any such other security) is a security of the Nasdaq, the official closing price of such underlying stock published by the Nasdaq on such day, or

(iii) if such underlying stock (or any such other security) is not listed on any national securities exchange but is included in the OTC Bulletin Board Service (the OTC Bulletin Board) operated by the Financial Industry Regulatory Authority, Inc. (FINRA), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

March 2022  Page 24

Morgan Stanley Finance LLC

Contingent Income Securities due March 7, 2024
Payments on the Securities Based on the Worst Performing of the Common Stock of DocuSign, Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation
Principal at Risk Securities

If such underlying stock (or any such other security) is listed on any national securities exchange but the last reported sale price or the official closing price published by such exchange, or by the Nasdaq, as applicable, is not available pursuant to the preceding sentence, then the closing price for one share of such underlying stock (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq or the OTC Bulletin Board on such day. If a market disruption event (as defined below) occurs with respect to an underlying stock, (or any such other security) or the last reported sale price or the official closing price published by the Nasdaq, as applicable, for such underlying stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the calculation agent, of the bid prices for the underlying stock (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, such closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. The term OTC Bulletin Board Service will include any successor service thereto, or, if applicable, the OTC Reporting Facility operated by FINRA. See “Antidilution adjustments” below.

Market disruption event:

With respect to each underlying stock, market disruption event means:

(i)the occurrence or existence of any of:

(a) a suspension, absence or material limitation of trading of such underlying stock on the primary market for such underlying stock for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or

(b) a breakdown or failure in the price and trade reporting systems of the primary market for such underlying stock as a result of which the reported trading prices for such underlying stock during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or

(c) the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to such underlying stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the calculation agent in its sole discretion; and

(ii)a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purposes of determining whether a market disruption event has occurred with respect to an underlying stock: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the primary market, (2) a decision to permanently discontinue trading in the relevant options contract will not constitute a market disruption event, (3) a suspension of trading in options contracts on an underlying stock by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to an underlying stock and (4) a suspension, absence or material limitation of trading on the primary market on which options contracts related to an underlying stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Postponement of observation dates:

The observation dates are subject to postponement due to non-trading days or certain market disruption events, as described in the following paragraph.

If a market disruption event with respect to an underlying stock occurs on any scheduled observation date, or if any such observation date is not a trading day, the closing price for such underlying stock for such date will be determined on the immediately succeeding trading day on which no market disruption event will have occurred with respect to such affected underlying stock; provided that the determination closing price for a underlying stock will not be determined on a date later than the fifth scheduled trading day after the scheduled observation date and if such date is not a trading day, or if there is a market disruption event on such date, the calculation agent will determine the closing price of the affected underlying stock on such fifth trading day based on the mean, as determined by the calculation agent, of the bid prices for one share of such underlying

March 2022  Page 25

Morgan Stanley Finance LLC

Contingent Income Securities due March 7, 2024
Payments on the Securities Based on the Worst Performing of the Common Stock of DocuSign, Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation
Principal at Risk Securities

stock for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, the closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

Postponement of coupon payment dates and maturity date:

If any scheduled coupon payment date is not a business day, that contingent monthly coupon, if any, shall be paid on the next succeeding business day; provided that the contingent monthly coupon, if any, with respect to the final observation date shall be paid on the maturity date; provided further that if, due to a market disruption event or otherwise, any observation date with respect to any underlying stock is postponed so that it falls less than two business days prior to the scheduled coupon payment date or maturity date, as applicable, the coupon payment date or maturity date, as applicable, shall be postponed to the second business day following the observation date as postponed, by which date the closing price of each underlying stock has been determined. In any of these cases, no adjustment shall be made to any contingent monthly coupon payment made on that postponed date.

Antidilution adjustments:

The adjustment factor with respect to an underlying stock will be adjusted as follows:

1.If such underlying stock is subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor will be adjusted to equal the product of the prior adjustment factor and the number of shares issued in such stock split or reverse stock split with respect to one share of such underlying stock.

2.If such underlying stock is subject (i) to a stock dividend (issuance of additional shares of such underlying stock) that is given ratably to all holders of shares of such underlying stock or (ii) to a distribution of such underlying stock as a result of the triggering of any provision of the corporate charter of the issuer of such underlying stock (the relevant “underlying stock issuer”) then once the dividend has become effective and such underlying stock is trading ex-dividend, the adjustment factor will be adjusted so that the new adjustment factor shall equal the prior adjustment factor plus the product of (i) the number of shares issued with respect to one share of such underlying stock and (ii) the prior adjustment factor.

3.If the applicable underlying stock issuer issues rights or warrants to all holders of such underlying stock to subscribe for or purchase that underlying stock at an exercise price per share less than the closing price of that underlying stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the securities, then the adjustment factor will be adjusted to equal the product of the prior adjustment factor and a fraction, the numerator of which shall be the number of shares of such underlying stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such underlying stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of such underlying stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such underlying stock which the aggregate offering price of the total number of shares of underlying stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the closing price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such closing price.

4.There will be no required adjustments to the adjustment factors to reflect cash dividends or other distributions paid with respect to an underlying stock other than distributions described in paragraph 2, paragraph 3 and clauses (i), (iv) and (v) of the first sentence of paragraph 5 and extraordinary dividends as described below. A cash dividend or other distribution with respect to an underlying stock will be deemed to be an “extraordinary dividend” if such cash dividend or distribution exceeds the immediately preceding non-extraordinary dividend for such underlying stock by an amount equal to at least 10% of the closing price of such underlying stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the trading day preceding the ex-dividend date (that is, the day on and after which transactions in such underlying stock on the primary U.S. organized securities exchange or trading system on which such underlying stock is traded no longer carry the right to receive that cash dividend or that cash distribution) for the payment of such extraordinary dividend (such closing price, the “base closing price”). Subject to the following sentence, if an extraordinary dividend occurs with respect to an underlying stock, the adjustment factor with respect to such underlying stock will be adjusted on the ex-dividend date with respect to such extraordinary dividend so that the new adjustment factor will equal the product of (i) the then current adjustment factor and (ii) a fraction, the numerator of which is the base closing price, and the denominator of which is the amount by which the base closing price exceeds the extraordinary dividend amount. If any extraordinary dividend amount is at least 35% of the base closing price, then, instead of adjusting the adjustment factor, the amount payable at maturity will be determined as described in paragraph 5 below, and the extraordinary dividend will be allocated to

March 2022  Page 26

Morgan Stanley Finance LLC

Contingent Income Securities due March 7, 2024
Payments on the Securities Based on the Worst Performing of the Common Stock of DocuSign, Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation
Principal at Risk Securities

reference basket stocks in accordance with the procedures for a reference basket event as described in clause (c) (ii) of paragraph 5 below. The “extraordinary dividend amount” with respect to an extraordinary dividend for such underlying stock will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such extraordinary dividend minus the amount per share of the immediately preceding non-extraordinary dividend for such underlying stock or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such extraordinary dividend. The value of the non-cash component of an extraordinary dividend will be determined on the ex-dividend date for such distribution by the calculation agent, whose determination shall be conclusive in the absence of manifest error. A distribution on such underlying stock described in clause (i), (iv) or (v) of the first sentence of paragraph 5 below shall cause an adjustment to the adjustment factor pursuant only to clause (i), (iv) or (v) of the first sentence of paragraph 5, as applicable.

5.If, with respect to one or more of the underlying stocks, (i) there occurs any reclassification or change of such underlying stock, including, without limitation, as a result of the issuance of any tracking stock by the underlying stock issuer for such underling stock, (ii) such underlying stock issuer or any surviving entity or subsequent surviving entity of such underlying stock issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of such underlying stock issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) such underlying stock issuer is liquidated, (v) such underlying stock issuer issues to all of its shareholders equity securities of an issuer other than such underlying stock issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of such underlying stock (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining the amount payable for each security will be as follows:

●Upon any observation date following the effective date of a reorganization event and prior to the final observation date: If the exchange property value (as defined below) is greater than or equal to its coupon barrier level, and the determination closing price (or exchange property value, if applicable) of each other underlying stock is also greater than or equal to its coupon barrier level, the investor will receive a contingent monthly coupon with respect to that observation date and any previous observation dates for which a contingent monthly coupon was not paid.

●Upon the final observation date: The investor will receive for each security held a payment at maturity equal to:

➢If the exchange property value on the final observation date is greater than or equal to the respective downside threshold level, and the final share price (or exchange property value, as applicable) of each other underlying stock is also greater than or equal to its respective downside threshold level: the stated principal amount and the contingent monthly coupon with respect to the final observation date and any previous observation dates for which a contingent monthly coupon was not paid.

➢If the exchange property value on the final observation date is less than the respective downside threshold level, or if the final share price (or exchange property value, if applicable) of any other underlying stock is less than its respective downside threshold level:

➢If the worst performing underlying stock has not undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock.

➢If the worst performing underlying stock has undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock. For purposes of calculating the share performance factor, the “final share price” of the worst performing underlying stock will be deemed to equal the cash value, determined as of the final observation date, of the securities, cash or any other assets distributed to holders of the worst performing underlying stock in or as a result of any such reorganization event, including (A) in the case of the issuance of tracking stock, the reclassified share of such worst performing underlying stock, (B) in the case of a spin-off event, the share of such worst performing underlying stock with respect to which the spun-off security was issued, and (C) in the case of any other reorganization event where such worst performing underlying stock continues to be held by the holders receiving such distribution, such worst performing underlying stock (collectively, the “exchange property”), per share of such worst performing underlying stock times the adjustment factor for such worst performing underlying stock on the final observation date.

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Payments on the Securities Based on the Worst Performing of the Common Stock of DocuSign, Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation
Principal at Risk Securities

Following the effective date of a reorganization event, the contingent monthly coupon (as well as any previously unpaid contingent monthly coupons) will be payable for each observation date on which the exchange property value is greater than or equal to the downside threshold level and the determination closing price (or exchange property value, as applicable) of each other underlying stock is also greater than or equal to its downside threshold level.

If exchange property includes a cash component, investors will not receive any interest accrued on such cash component. In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the exchange property value is less than the initial share price, or less than the downside threshold level, or for determining the worst performing underlying stock, “exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the calculation agent, as of the date of receipt, of such cash received for one share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the calculation agent in its sole discretion, as of the date of receipt, of such exchange property received for one share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event and (z) for any security received in any such reorganization event, an amount equal to the determination closing price, as of the day on which the exchange property value is determined, per share of such security multiplied by the quantity of such security received for each share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all references in this offering document to such “underlying stock” shall be deemed to refer to the exchange property and references to a “share” or “shares” of such underlying stock shall be deemed to refer to the applicable unit or units of such exchange property, unless the context otherwise requires.

No adjustment to an adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor then in effect. The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the adjustment factor will be made up to the close of business on the final observation date.

No adjustments to an adjustment factor or method of calculating the adjustment factor will be required other than those specified above. The adjustments specified above do not cover all events that could affect the determination closing price or the final share price of any underlying stock, including, without limitation, a partial tender or exchange offer for any underlying stock.

The calculation agent shall be solely responsible for the determination and calculation of any adjustments to the adjustment factors or method of calculating the adjustment factors and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to the adjustment factors or to the method of calculating the amount payable on the securities made pursuant to paragraph 5 above upon written request by any investor in the securities.

Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books,(ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice

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Payments on the Securities Based on the Worst Performing of the Common Stock of DocuSign, Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation
Principal at Risk Securities

of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent monthly coupon, if any, with respect to the securities on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due with respect to the applicable interest to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

In the event that any coupon payment date is postponed due to the postponement of the relevant observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the applicable coupon payment date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of any coupon payment date, the business day immediately preceding the applicable scheduled coupon payment date, and (ii) with respect to notice of the date to which the applicable coupon payment date has been rescheduled, the business day immediately following the applicable observation date as postponed.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the redemption date or the business day preceding the maturity date and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

Alternate exchange calculation in case of an event of default:

If an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (the “Acceleration Amount”) will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the securities. That cost will equal:

●the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

●the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the securities, which we describe below, the holders of the securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to MSFL or Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the Acceleration Amount and the aggregate cash amount due, if any, with respect to the securities as promptly as possible and in no event later than two business days after the date of such acceleration.

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Principal at Risk Securities

Default quotation period

The default quotation period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third business day after that day, unless:

●no quotation of the kind referred to above is obtained, or

●every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final observation date, then the Acceleration Amount will equal the principal amount of the securities.

Qualified financial institutions

For the purpose of determining the Acceleration Amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

●A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

●P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

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Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Book entry security or certificated security:

Book entry. The securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, the depositary and will be registered in the name of a nominee of the depositary. The depositary’s nominee will be the only registered holder of the securities. Your beneficial interest in the securities will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in the depositary. In this pricing supplement, all references to payments or notices to you will mean payments or notices to the depositary, as the registered holder of the securities, for distribution to participants in accordance with the depositary’s procedures. For more information regarding the depositary and book entry notes, please read “The Depositary” and “Forms of Securities—Global Securities” in the accompanying prospectus.

Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

●purchase the securities in the original offering; and

●hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

●certain financial institutions;

●insurance companies;

●certain dealers and traders in securities or commodities;

●investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

●U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

●regulated investment companies;

●real estate investment trusts; or

●tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

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Principal at Risk Securities

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

●a citizen or individual resident of the United States;

●a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

●an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

 Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

 Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

 Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Any such gain or loss recognized should be short-term capital gain or loss. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable

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Principal at Risk Securities

financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

●an individual who is classified as a nonresident alien;

●a foreign corporation; or

●a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

●a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

●certain former citizens or residents of the United States; or

●a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement

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Principal at Risk Securities

described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2023 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the

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Principal at Risk Securities

securities.
Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 5 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities. See also “Use of Proceeds” in the accompanying prospectus.

On or prior to March 2, 2022, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in the underlying stocks, in futures and/or options contracts on the underlying stocks, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price of an underlying stock, and, as a result, increase the coupon barrier level and downside threshold level for such underlying stock, which is the price at or above which such underlying stock must close on each observation date in order for you to earn a contingent monthly coupon or to receive any unpaid contingent monthly coupon from prior observation dates (depending also on the performance of the other underlying stocks) and the value at or above which the underlying stock must close on the final observation date so that you are not exposed to the negative price performance of the worst performing underlying stock at maturity (depending also on the performance of the other underlying stocks). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any underlying stock on the observation dates, and, accordingly, whether we pay a contingent monthly coupon on the securities and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlying stocks).

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $996 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

In order to facilitate the offering of the securities, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the agent may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities, for its own account. The agent must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agent may bid for, and purchase, the securities in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. The agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the agent has entered into a hedging transaction with us in connection with this offering of securities. See “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement and “Use of Proceeds and Hedging” above.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including,

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Principal at Risk Securities

without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2020, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2020.

Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the prospectus supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the prospectus supplement, and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Prospectus Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this pricing supplement are defined in the prospectus supplement or in the prospectus.

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